UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 20, 2010 (May 18, 2010)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Crimson Exploration Inc. (the “Company”) held its annual meeting of stockholders on May 18, 2010.  At the meeting, stockholders elected all of the directors nominated by the Board of Directors and ratified the appointment of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010.

Proposal 1 – Election of Directors

Each director was elected as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Allan D. Keel	23,598,763	87,539	10,658,531
B. James Ford	23,247,194	439,108	10,658,531
Adam C. Pierce	23,249,444	436,858	10,658,531
Lee B. Backsen	23,599,561	86,741	10,658,531
Lon McCain	23,604,411	81,891	10,658,531
Cassidy J. Traub	23,247,792	438,510	10,658,531

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,509,514	655,070	180,249	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: May 20, 2010	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer